Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 7, 2025 relating to the consolidated financial statements of NuvOx Therapeutics, Inc. for the years ended December 31, 2024 and 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Somerset, New Jersey

April 8, 2025